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                                   EXHIBIT 5.

                          Opinion of Wenthur & Chachas



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                         [ Wenthur & Chachas Letterhead]

                                November 6, 1996

Capital Advisors Acquisition Corp.
3900 Paradise Road
Suite 263
Las Vegas, Nevada 89109

Re:  Capital Advisors Acquisition Corp. - Registration Statement on Form S-8

Ladies and Gentlemen;

     We have served as counsel to Capital Advisors Acquisition Corp. (the "Company") in connection with the filing with the Securities and Exchange Commission (the "Commission") of the Company's registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") covering 3,500,000 shares of common stock, $.0001 par value (the "Shares") of the Company which may be issued in the future pursuant that certain 1996-1997 Stock Compensation Plan of the Company (the "Plan").

     As such counsel, we have examined the Registration Statement, the Plan and such other documents, and have obtained such assurances from officers and representatives of the Company and made such additional inquiries, as we have deemed necessary for the purpose of rendering this opinion. We have assumed the genuineness of all signatures on, and the authenticity of, all documents and instruments submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We have also examined the proceedings heretofore taken by the Company in connection with the adoption of the Plan and by the directors administering, authorizing or approving the Plan (the "Board"), and we assume for the purposes of this opinion that neither the Company nor the Board has or will grant any award under the Plan pursuant to which shares of Common Stock could be issued for consideration that is not adequate in form or amount to support the issuance of fully paid stock under applicable state law.

     On the basis of and in reliance upon the foregoing examinations, inquiries and assumptions, and such other matters of fact and questions of law as we have deemed appropriate, and subject to the limitations contained herein, we are of the opinion that the Shares, when issued and sold in the manner described in the Plan and pursuant to the agreement that accompanies each grant under the Plan, will be legally and validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the General Rules and Regulations of the Commission.

                                Very truly yours,


                                WENTHUR & CHACHAS